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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004 relating to the financial statements and financial statement schedules, which appears in Price Legacy Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Diego, California
March 16, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS